UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2020

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On November 25, 2020, GTY Technology Holdings Inc. (the “Company”) entered into an At Market Sales Agreement (the “Agreement”) with B. Riley Securities, Inc. (“B. Riley”) and Needham & Company (“Needham” and together with B. Riley, the “Sales Agents”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $10,000,000 (the “Placement Shares”) through B. Riley and Needham as its sales agents. The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-250152).

The Sales Agents may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through the Nasdaq Capital Market (“Nasdaq”) or into any other existing trading market for the Common Stock, in privately negotiated transaction with the consent of the Company, and as block transactions. The Sales Agents will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agents a commission equal to 3.0% of the gross sales proceeds of any Placement Shares sold through the Sales Agents under the Agreement, and also has provided the Sales Agents with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse legal expenses of the Sales Agents in an amount not to exceed $50,000 in connection with entering into the Sales Agreement plus up to $7,500 upon each applicable Representation Date as such term is defined in the Sales Agreement.

The Company is not obligated to make any sales of Common Stock under the Agreement. The Company or the Sales Agents may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of TCF Law Group, PLLC relating to the legality of the issuance and sale of the Placement Shares under Massachusetts law is attached as Exhibit 5.1 hereto.

 This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At Market Sales Agreement dated November 25 2020 by and among GTY Technology Holdings Inc., B. Riley Securities, Inc. and Needham & Company.
5.1	Opinion of TCF Law Group PLLC
23.1	Consent of TCF Law Group PLLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2020

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer